UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

Bare Escentuals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33048	20-1062857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson Street, 22nd Floor, San Francisco, CA		94105
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 489-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2008, Michael John, a member of the board of directors of Bare Escentuals, Inc. (the “Company”) announced that he would not stand for re-election at the Company’s annual meeting of stockholders on May 15, 2008.  On March 18, 2008, John Hansen, a member of the board of directors of the Company, announced that he would resign from the board, effective April 15, 2008.  Mr. Hansen and Mr. John are partners in JH Partners, LLC, a private equity firm.  JH Partners’ institutional funds distributed all of the shares of the Company’s common stock held by them to their various limited partners in November 2007.  As a result, JH Partners’ funds no longer hold a significant interest in the Company’s common stock, and Mr. Hansen and Mr. John have decided to leave the Company’s board so they can focus on other matters. This decision is not the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARE ESCENTUALS, INC.

By:	/s/ Myles B. McCormick
Name:	Myles B. McCormick
Title:	Executive Vice President, Chief Financial Officer, Chief Operating Officer

Date: March 18, 2008